Registration No. 333-

As filed with the Securities and Exchange Commission on August 3, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mac-Gray Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3361982
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

404 Wyman Street, Suite 400

Waltham, Massachusetts 02451-1212

(781) 487-7600

(Address of Principal Executive Offices) (Zip Code)

Mac-Gray Corporation

2009 Stock Option and Incentive Plan

As Amended

(Full Title of the Plan)

Stewart Gray MacDonald, Jr.

Chief Executive Officer

Mac-Gray Corporation

404 Wyman Street, Suite 400

Waltham, Massachusetts 02451-1212

(Name and Address of Agent for Service of Process)

(781) 487-7600

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Robert P. Whalen, Jr., Esq.

Goodwin Procter  LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109

Tel: (617) 570-1000

Fax: (617) 523-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value (1)	800,000 shares	(3)	$10.91	(4)	$8,728,000	$622.31

(1)   This Registration Statement also relates to the rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant that are attached to all shares of common stock issued, pursuant to the terms of the Registrant’s Shareholder Rights Agreement, dated as of June 15, 1999.  Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred with and only with such common stock.  Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for the common stock.

(2)   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Mac-Gray Corporation 2009 Stock Option and Incentive Plan, as amended (the “2009 Plan”).

(3)   This registration statement shall also cover any additional shares of Common Stock which become issuable under the 2009 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Mac-Gray Corporation.

(4)   Estimated solely for the purposes of determining the registration fee pursuant to rules 457(c) and 457(h)(1) of the Securities Act, based on the average of the high and low sales prices on the New York Stock Exchange on July 30, 2010.

NOTE

This Registration Statement on Form S-8 registers 800,000 additional shares of the common stock, par value $0.01 per share (“Common Stock”), of Mac-Gray Corporation (the “Company” or the “Registrant”) which may be issued pursuant to the Mac-Gray 2009 Stock Option and Incentive Plan, as amended (the “Plan”).  The securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”).  Accordingly, the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-159425, as filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2009, is hereby incorporated by reference pursuant to General Instruction E to Form S-8.  After giving effect to this Registration Statement, an aggregate of 2,300,000 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)           The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on March 16, 2010;

(b)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 10, 2010;

(c)           The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 11, 2010, February 11, 2010, March 11, 2010, May 6, 2010 and June 2, 2010; and

(d)           The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on October 14, 1997.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits

Exhibit No.	Description of Exhibit

Exhibit 5.1	Opinion of Goodwin Procter LLP

Exhibit 23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, in the Commonwealth of Massachusetts, on this 3rd day of August, 2010.

MAC-GRAY CORPORATION

By:	/s/ Stewart Gray MacDonald, Jr.
Stewart Gray MacDonald, Jr.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Mac-Gray Corporation, hereby severally constitute and appoint Stewart Gray MacDonald, Jr. and Michael J. Shea, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Mac-Gray Corporation to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities below on the 3rd day of August, 2010.

Name	Title(s)

/s/ Stewart Gray MacDonald, Jr.	Chief Executive Officer
Stewart Gray MacDonald, Jr.	(Principal Executive Officer)

/s/ Michael J. Shea	Executive Vice-President, Chief Financial Officer and Treasurer
Michael J. Shea	(Principal Financial and Principal Accounting Officer)

/s/ Thomas E. Bullock	Chairman of the Board of Directors
Thomas E. Bullock

/s/ David W. Bryan	Director
David W. Bryan

/s/ Bruce C. Ginsburg	Director
Bruce C. Ginsburg

/s/ Christopher T. Jenny	Director
Christopher T. Jenny

/s/ Edward F. McCauley	Director
Edward F. McCauley

/s/ William F. Meagher	Director
William F. Meagher

/s/ Alastair G. Robertson	Director
Alastair G. Robertson

/s/ Mary Ann Tocio	Director
Mary Ann Tocio

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 5.1	Opinion of Goodwin Procter LLP

Exhibit 23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

Exhibit 23.2	Consent of PricewaterhouseCoopers, Independent Accountants

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)